UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2017

Smith Micro Software, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	01-35525	33-0029027
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Columbia Aliso Viejo, CA	92656
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 362-5800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 15, 2017, Smith Micro Software, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”).  Four proposals were submitted to, and approved by, stockholders at the Annual Meeting. The proposals are described in detail in the Company’s proxy statement for the Annual Meeting and Amendment No. 1 filed with the Securities and Exchange Commission on April 28, 2017 and May 10, 2017, respectively. The final results for the votes regarding each proposal are set forth below.

1. Stockholders elected two directors to the Company’s Board of Directors to hold office until the 2020 Annual Meeting of Stockholders or until their successors are duly elected and qualified.  The votes regarding this proposal were as follows:

Name of Nominee	For	Withheld	Broker Non-Votes
William W. Smith, Jr.	4,269,172	1,297,357	4,632,990
Gregory J. Szabo	4,276,568	1,289,961	4,632,990

2. The non-binding advisory resolution on executive compensation (“Say-on-Pay”) was approved.  The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
4,808,110	312,534	445,885	4,632,990

3. The resolution to ratify the selection of SingerLewak LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 was approved.  The votes regarding this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
9,414,258	434,746	350,515	0

4. Stockholders voted on the frequency of future advisory votes regarding compensation of named executive officers.  A plurality of stockholders voted for “One Year” as set forth below:

One Year	Two Years	Three Years	Abstained	Broker Non-Votes
2,498,405	11,214	1,211,642	1,577,422	4,900,836

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Smith Micro Software, Inc.

Date: June 16, 2017	By:	/s/ Steven M. Yasbek
Steven M. Yasbek
Vice President and Chief Financial Officer